UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2012

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300
South San Francisco, California 94080

(Address of principal executive offices)(Zip Code)

(650) 474-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 11, 2012, Threshold Pharmaceuticals, Inc. issued a press release announcing it has earned a $20 million milestone payment from Merck KGaA, Darmstadt, Germany, for achieving a statistically significant progression free survival benefit in its 214-patient randomized controlled Phase 2 clinical trial (“404 trial”) evaluating the efficacy and safety of two doses of TH-302, a hypoxia-targeted drug, in combination with gemcitabine compared to gemcitabine alone in patients with first-line advanced pancreatic cancer. Under the terms of the agreement with Merck announced in early February, Threshold was entitled to an upfront payment of $25 million, which has now been received following the termination of the applicable waiting period under the Hart-Scott-Rodino Act. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press release dated April 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Joel A. Fernandes
Joel A. Fernandes Vice President, Finance and Controller

Date: April 12, 2012

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press release dated April 11, 2012.